Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus, of our report dated March 15, 2018, relating to the consolidated financial statements of Inseego Corp., included in its Annual Report (Form 10-K) for the year ended December 31, 2017. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of said Registration Statement.

/s/ MAYER HOFFMAN MCCANN P.C.

San Diego, CA

May 9, 2019